Pacific Select Fund NSAR 12-31-17

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



The following document is included in Registrant's Form Type N1A/A, Accession No. 0001104659-18-005176 filed on January 31, 2018, and incorporated by reference herein:



Subadvisory Agreement - Barings LLC